SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2006 (April 17, 2006)
BROCADE COMMUNICATIONS SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-25601	77-0409517
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
1745 Technology Drive
San Jose, CA 95110

(Address, including zip code, of principal executive offices)
(408) 333-8000

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On April 19, 2006, Brocade Communications Systems, Inc. (the “Company”) issued a press release announcing that Glenn C. Jones and Michael J. Rose joined the Company’s Board of Directors on April 18, 2006. In addition, on April 18, 2006, Messrs. Jones and Rose were appointed to the Company’s Audit Committee. Messrs. Jones and Rose were recommended for election to the Board of Directors and Audit Committee by the Nominating and Corporate Governance Committee of the Board of Directors.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Effective as of April 17, 2006, the Board of Directors of the Company amended Article III, Section 3.2 of the Company’s bylaws to decrease the authorized number of directors of the Company from nine (9) to six (6) to reflect the resignation of one director in December 2005 and two directors on April 17, 2006 in connection with the Company’s 2006 Annual Stockholders Meeting.
Subsequently, on April 18, 2006, the Board of Directors further amended Article III, Section 3.2 of the Company’s bylaws to increase the authorized number of directors of the Company from six (6) to eight (8) in conjunction with the appointment of Glenn C. Jones and Michael J. Rose to the Board of Directors. The amended bylaws are attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits.

Exhibit No.	Description
99.1	Amended and Restated Bylaws of Registrant effective April 18, 2006

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROCADE COMMUNICATIONS SYSTEMS, INC.
Dated: April 19, 2006	By:	/s/ Tyler Wall
Tyler Wall
VP, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Amended and Restated Bylaws of Registrant effective April 18, 2006